Exhibit 10.22
ASSIGNMENT AND ASSUMPTION, NOVATION AND RELEASE
     This Assignment and Assumption, Novation and Release (this “Agreement”), dated as of June 30, 2005, by and between ACF Industries Holding Corp., a Delaware corporation (“ACF Holding” or the “Transferor”), American Railcar Industries, Inc., a Missouri corporation (“ARI” or the “Transferee”), Gunderson Specialty Products, LLC, an Oregon limited liability company (“Gunderson”), Gunderson, Inc., an Oregon corporation (“Gunderson Parent”), Castings, LLC, a Delaware limited liability company (“Castings”), ASF-Keystone, Inc., a Delaware corporation (“ASF” and together with Castings and Gunderson, the “Members,” and each of them a “Member”), Amsted Industries Incorporated, a Delaware corporation (“ASF Parent”), and Ohio Castings Company, LLC, a Delaware limited liability company (“Company”) is made with reference to the following facts:
RECITALS:
     WHEREAS, reference is made to that certain Amended and Restated Limited Liability Company Agreement of the Company effective as of September 30, 2003 (the “Operating Agreement”) among the Members and Gunderson Parent and ACF Holding;
     WHEREAS, ACF Holding owns 100% of the interests in Castings, and is an “Affiliate” of ARI, as such term is defined in the Operating Agreement, with the modification of such term contained in Section 9.3 of the Operating Agreement;
     WHEREAS, ACF Holding guarantees certain obligations of Castings under and pursuant to Section 3.1 of the Operating Agreement (the “Guaranteed Obligations”);
     WHEREAS, contemporaneously herewith, ACF Holding is transferring its 100% limited liability company interest in Castings to ARI pursuant to Section 9.3 of the Operating Agreement (the “Transfer”);
     WHEREAS, in connection with the Transfer, ACF Holding desires ARI to assume the Guaranteed Obligations, and ARI is willing to do so (the “Assignment and Assumption”);
     WHEREAS, in connection with the Transfer and the Assignment and Assumption, ACF Holding desires to be released from the Guaranteed Obligations;
     WHEREAS, for purposes of clarification, ACF Holding recognizes that the Guaranteed Obligations do not include, and ACF Holding is not seeking to be released hereunder from, (i) that certain corporate guaranty made by ACF Holding as of December 1, 2003 in favor of the Director of Development of the State of Ohio, (ii) that certain Contribution Agreement made and entered into effective as of December 18, 2003, by and among ASF Parent, Gunderson Parent and ACF Holding, and (iii) any other contractual written obligation or undertaking of ACF Holding, if any, with respect to the two loans in the approximate aggregate amount of $12 million from or guaranteed by the State of Ohio; and
     WHEREAS, the Members, ASF Parent and Gunderson Parent are willing to consent to the Assignment and Assumption and so release ACF Holding.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:
     1. Assignment and Assumption. Effective immediately upon execution of this Agreement by all of the parties hereto, (A) the Transferor sells, transfers, assigns, conveys, grants and sets over to the Transferee, its successors and assigns forever, all of the Transferor’s rights, title and interest as of such date in and to all and any of the Transferor’s rights and obligations under, pursuant to and arising out of the Operating Agreement, including, without limitation, the Guaranteed Obligations, as fully and entirely as the same would have been held and enjoyed by the Transferor as if this assignment had not been made, and (B) the Transferee accepts, assumes, takes over and succeeds to all of the Transferor’s rights, title and interest as of such date in and to all and any of the Transferor’s rights and obligations under, pursuant to and arising out of the Operating Agreement, including, without limitation, the Guaranteed Obligations, and the Transferee covenants and agrees to discharge, perform and comply with, and to be bound by, all the terms, conditions, provisions, obligations, covenants and duties of the Transferor in connection with all and any of the Transferor’s rights and obligations under, pursuant to and arising out of the Operating Agreement, as the same may be amended from time to time, including, without limitation, the Guaranteed Obligations, (in each case, whether or not any of it relates to the period before or after the date hereof), as if the Transferee were an original party thereto.
     2. Release.
          (a) Effective immediately upon execution of this Agreement by all of the parties hereto, each of the Members, the Company, ASF Parent and Gunderson Parent (collectively, the “Releasors”), (A) releases and discharges ACF Holding, its successors, directors, owners, officers, and affiliates (other than ARI and Castings), from any and all claims in law or in equity, demands, actions, causes of action, obligations, contracts, damages, liabilities, losses, costs or expenses of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected, which any of the Releasors has ever had up to and including the date of this Agreement, in each case, in any way relating to the Company or relating to or arising out of the Operating Agreement, including, without limitation, the Guaranteed Obligations, (B) consents to the Assignment and Assumption, and (C) agrees to look solely to ARI and Castings with respect to any matter covered by the foregoing release and discharge.
          (b) The Releasors’ general release under this Agreement includes, but is not limited to, claims for declaratory relief, injunctive relief, violation of public policy, breach of any express or implied contract, breach of any implied covenant, fraud, intentional or negligent misrepresentation, or any other claims known or unknown in any way relating to the Company or relating to or arising out of the Operating Agreement, including, without limitation, the Guaranteed Obligations. The matters that are the subject of the release and discharge referred to in this Agreement, as described above, shall be referred to as the “Released Matters.” For avoidance of doubt the Released Matters do not include any of obligations ACF Holding obligations under (i) that certain corporate guaranty made by ACF Holding as of December 1, 2003 in favor of the Director of Development of the State of Ohio, (ii) that certain Contribution Agreement made and entered into effective as of December 18, 2003, by and among ASF Parent, Gunderson Parent and ACF Holding, and (iii) any other contractual written obligation or undertaking of ACF Holding, if any, with respect to the two loans in the approximate aggregate amount of $12 million from or guaranteed by the State of Ohio.
     3. Ownership Of Claims.
          Each of the Releasors warrants and represents that no portion of any of the Released Matters has previously been assigned or transferred to any other person, firm, entity or corporation, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against ACF Holding because of any such purported assignment, subrogation or transfer, the assigning or transferring party agrees to indemnify and hold harmless ACF Holding against such claim, action, suit or demand.
     4. Assumption Of Risk: Investigation Of Facts.
          (a) In making and executing this Agreement, the parties have not relied upon any statement or representation, oral or written, made by any other party to this Agreement with regard to any of the facts involved in any dispute or possible dispute between the parties hereto, or with regard to any of their rights or asserted rights, or with regard to the advisability of making and executing this Agreement, other than statements and representations contained within this Agreement. The parties hereby expressly assume the risk of any mistake of fact or that the true facts might be other than or different from the facts now known or believed to exist, and it is the express intention of the parties to forever settle, adjust and compromise any and all disputes between the parties, finally and forever, and without regard to who may or may not have been correct in their respective understandings of the facts or the law relating thereto.
          (b) Each party has made such investigation of the facts and the law pertaining to the matters described in this Agreement as he or it deems necessary, and has not relied and do not rely on any promise or representation made by any other party with respect to any such matters, other than statements and representations contained within this Agreement.
     5. Entire Agreement.
          This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions of their Agreement. Any and all prior agreements, representations, negotiations and understandings made by the parties, oral and written, express or implied, are hereby superseded and merged herein. This Agreement is intended by all parties to be a fully integrated contract, and that no evidence, written or oral, may be admitted or considered outside of this Agreement in order to determine the intent of the parties or the meaning of any terms contained in this Agreement.
     6. Successors.
          This Agreement shall be fully binding upon and enforceable with respect to the parties, and their respective representatives, successors, partners, executors, and assigns.

     7. Execution In Counterparts.
          This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.
     8. Severability.
          The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.
     9. Governing Law.
          This Agreement is entered into in and shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without respect to any choice of law provisions or statutes.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as the date first set forth above.

ACF INDUSTRIES HOLDING CORP.

By:	/s/ Vincent Intrieri

Name:	Vincent Intrieri
Title:	President

AMERICAN RAILCAR INDUSTRIES, INC.

By:	/s/ James J. Unger

Name:	James J. Unger
Title:	President

OHIO CASTINGS COMPANY, LLC

By:	/s/ James J. Unger

Name:	James J. Unger
Title:	President

CASTINGS, LLC

By: American Railcar Industries, Inc.
its sole member

By:	/s/ James J. Unger

Name:	James J. Unger
Title:	President
[Signature Page to Assignment and Assumption, Novation and Release]

GUNDERSON, INC.

By:	/s/ Norriss M. Webb

Name:	NORRISS M. WEBB
Title:	Vice President

GUNDERSON SPECIALTY PRODUCTS,
LLC
By: Gunderson, Inc., its sole member

By:	/s/ Norriss M. Webb

Name:	NORRISS M. WEBB
Title:	Vice President

ASF - KEYSTONE, INC.

By:	/s/ John Wories

Name:	JOHN WORIES
Title:	PRESIDENT ASF - KEYSTONE

AMSTED INDUSTRIES INCORPORATED

By:	/s/ Thomas C. Berg

Name:	Thomas C. Berg
Title:	Vice President

[Signature Page to Assignment and Assumption, Novation and Release]